Exhibit (g)(10)

SECOND AMENDMENT TO

GLOBAL CUSTODY AGREEMENT

This SECOND AMENDMENT (the “Amendment”) to the GLOBAL CUSTODY AGREEMENT, dated as of June 19, 2025, (the “Agreement”), by and among JPMORGAN CHASE BANK, N.A. (“J.P, Morgan”) and NORTHERN FUNDS (the “Customer”), severally and for and on behalf of its series listed on Appendix A of the Agreement (each a “Fund” and together the “Funds”), is entered into and shall be effective as of July 29, 2026 (the “Effective Date”), by the same parties.

W I T N E S S E T H:

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide custodial services;

WHEREAS, the parties now wish to revise Appendix A of the Agreement as of the Effective Date to add Northern Trust 2031 Inflation-Linked Distributing Ladder ETF, Northern Trust 2036 Inflation-Linked Distributing Ladder ETF, Northern Trust 2046 Inflation-Linked Distributing Ladder ETF, Northern Trust 2056 Inflation-Linked Distributing Ladder ETF, Northern Trust 2031 Tax-Exempt Distributing Ladder ETF, Northern Trust 2036 Tax-Exempt Distributing Ladder ETF, Northern Trust 2046 Tax-Exempt Distributing Ladder ETF, Northern Trust 2056 Tax-Exempt Distributing Ladder ETF, Northern Trust New York Intermediate Tax-Exempt Bond ETF, Northern Trust California Intermediate Tax-Exempt Bond ETF, Northern Trust Equity Income ETF, as new funds (the “New Funds”); and

WHEREAS, J.P. Morgan agrees to provide the services pursuant to the terms and conditions set forth in the Agreement with respect to the New Funds.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Agreement.

2.	Amendments. The Agreement shall be amended as follows:

a.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the revised Appendix A attached hereto.

b.

Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied, and in all other respects the Agreement is hereby specifically ratified, restated and reaffirmed by the parties.

3.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.

Integration/Effect of Amendment. This Amendment and any instrument and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications with respect to the subject matter hereof and thereof. To the extent that any provision of the Agreement is inconsistent with

NTAC:3NS-20

Exhibit (g)(10)

the provisions of this Amendment, the provisions of this Amendment shall control.

5.

Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.	Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date set forth above.

NORTHERN FUNDS

By: /s/ Kevin P. O’Rourke
Name: Kevin P. O’Rourke
Title: President

JPMORGAN CHASE BANK, N.A.

By: /s/Carl Mehldau
Name: Carl Mehldau
Title: Executive Director

NTAC:3NS-20

Exhibit (g)(10)

APPENDIX A

LIST OF FUNDS

Northern Trust Short-Term Tax-Exempt Bond ETF

Northern Trust Intermediate Tax-Exempt Bond ETF

Northern Trust Tax-Exempt Bond ETF

Northern Trust 2030 Tax-Exempt Distributing Ladder ETF

Northern Trust 2035 Tax-Exempt Distributing Ladder ETF

Northern Trust 2045 Tax-Exempt Distributing Ladder ETF

Northern Trust 2055 Tax-Exempt Distributing Ladder ETF

Northern Trust 2030 Inflation-Linked Distributing Ladder ETF

Northern Trust 2035 Inflation-Linked Distributing Ladder ETF

Northern Trust 2045 Inflation-Linked Distributing Ladder ETF

Northern Trust 2055 Inflation-Linked Distributing Ladder ETF

Northern Trust US Equity ETF

Northern Trust 2031 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2036 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2046 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2056 Inflation-Linked Distributing Ladder ETF*

Northern Trust 2031 Tax-Exempt Distributing Ladder ETF*

Northern Trust 2036 Tax-Exempt Distributing Ladder ETF*

Northern Trust 2046 Tax-Exempt Distributing Ladder ETF*

Northern Trust 2056 Tax-Exempt Distributing Ladder ETF*

Northern Trust New York Intermediate Tax-Exempt Bond ETF*

Northern Trust California Intermediate Tax-Exempt Bond ETF*

Northern Trust Equity Income ETF*

* Added pursuant to this Amendment

NTAC:3NS-20